Exhibit 21.1

BURLINGTON NORTHERN SANTA FE CORPORATION

SUBSIDIARIES AND ASSOCIATED COMPANIES

BURLINGTON NORTHERN SANTA FE CORPORATION (DE)
BNSF Acquisition, Inc. (DE)	100%
Burlington Northern Santa Fe Insurance Company, Ltd. (Bermuda)	100%

FreightWise, Inc. (DE)	100%
BNSF Logistics, LLC (DE)	100%
FreightWise Commercial Services, LLC (DE)	100%

Iron Horse Power, LLC (DE)	100%

North American Railways, Inc. (DE)	50%
Western Merger Sub, Inc. (DE)	100%

BNSF Railway Company (DE)	100%
Alameda Belt Line (CA)	50%
BN Leasing Corporation (DE)	100%
BNSF Equipment Acquisition Company, LLC (DE)	100%
Bayport Systems, Inc. (TX)	100%
BayRail, LLC (DE)	100%
The Belt Railway Company of Chicago (IL)	16.6%
Burlington Northern Dock Corporation (DE)	100%
The Burlington Northern and Santa Fe Railway Company de Mexico, S.A. de C.V. (Mexico)	99%
Burlington Northern Santa Fe British Columbia, Ltd. (DE)	100%

Burlington Northern International Services, Inc. (DE)	100%
The Burlington Northern and Santa Fe Railway Company de Mexico, S.A. de C.V. (Mexico)	1%

Burlington Northern (Manitoba) Limited. (Manitoba)	100%
Burlington Northern Railroad Holdings, Inc. (DE)	100%
Burlington Northern Santa Fe Manitoba, Inc. (DE)	100%

Burlington Northern Santa Fe Properties, L.L.C. (DE)	100%
(See corporate information page)

Central California Traction Company (CA)	33.3%
The Dodge City and Cimarron Valley Railway Company (KS)	100%
Electro Northern, Inc. (DE)	100%
Houston Belt & Terminal Railway Company (TX)	50%
INB Corp. (NV)	100%
Iowa Transfer Railway Company (IA)	25%
Kansas City Terminal Railway Company (MO)	25%

Exhibit 21.1

Longview Switching Company (WA)	50%
Los Angeles Junction Railway Company (CA)	100%
M-R Holdings Acquisition Company (DE)	100%
M T Properties, Inc. (MN)	43.3%
Midwest/Northwest Properties Inc. (DE)	100%
Northern Radio Limited (British Columbia)	100%
The Oakland Terminal Railway (CA)	50%
Oklahoma City Junction Railway Company (OK)	100%
Paducah & Illinois Railroad Company (KY)	33.3%
Pine Canyon Land Company (DE)	100%
Portland Terminal Railroad Company (OR)	40%
Rio Grande, El Paso and Santa Fe Railroad Company (TX)	100%

SFP Pipeline Holdings, Inc. (DE)	100%
Santa Fe Pacific Pipelines, Inc. (DE)	100%

Santa Fe Pacific Insurance Company (VT)	100%
Santa Fe Pacific Railroad Company (Act of Congress)	100%
Santa Fe Receivables Corporation (DE)	100%
Santa Fe Terminal Services, Inc. (DE)	100%
Star Lake Railroad Company (DE)	100%
St. Joseph Terminal Railroad Company (MO)	50%
Sunset Communications Company (DE)	100%
Sunset Railway Company (CA)	50%
TTX Company (DE)	17.2%
Terminal Railroad Association of St. Louis (MO)	14.3%
Texas City Terminal Railway Company (TX)	33.3%

Transportation Group Management, Inc. (DE)	100%
Wyoming Transportation Group, L.L.C. (WY)	100%
Western Fruit Express Company (DE)	100%
The Wichita Union Terminal Railway Company (KS)	66.6%
Winona Bridge Railway Company (MN)	100%
The Zia Company (DE)	100%

Non Profit:

Burlington Northern Santa Fe Foundation (an Illinois not-for-profit corporation)